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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement dated June 30, 1999 of the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 24, 1999, except for Note 10, as to which the date is May 26, 1999, included in the Registration Statement Amendment No. 2 (Form S-1 No. 333-76649) and related Prospectus of Salem Communications Corporation for the registration of shares of its common stock.

        Our audits also included the financial statement schedule of Salem Communications Corporation listed in Item 16(b) of the Registration Statement Amendment No. 2 (Form S-1 No. 333-76649). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             /s/ ERNST & YOUNG LLP

Woodland Hills, California
June 30, 1999